Exhibit (c)(10)

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Exhibit (c)(9) PRELIMINARY DRAFT Work in Progress As of 6/15/2016 Project Galaxy Presentation on Potential Saturn Transactions June 15, 2016

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PRIVATE AND CONFIDENTIAL Disclaimer PRELIMINARY DRAFT Project Galaxy The accompanying materials were compiled on a confidential basis by Raine Securities LLC (“Raine”) for the use and benefit of the Special Committee of the Board of Directors (the “Special Committee”) of Saturn (together with its subsidiaries, the “Company”), in its capacity as such, solely in connection with the Special Committee’s evaluation of the potential transaction referred to herein. Neither Raine nor any of its affiliates, nor any of their respective officers, directors, employees, advisors, agents or representatives, represents or warrants as to the accuracy or completeness of any of the materials set forth herein. Nothing contained in the accompanying materials is, or shall be relied upon as, a promise or representation as to the past, present or future. It should be understood that these materials, including any valuations and/or estimates or projections contained or referred to herein, were prepared or derived from information supplied by or at the request of Saturn or derived from public sources, without any independent verification by Raine. This information, including any valuations, estimates or projections, involves numerous and significant assumptions and subjective determinations by Saturn and other sources, which may or may not be correct. Raine assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Raine as to the accuracy or completeness of any such information or the achievability of any such valuations and/or estimates or projections. To the extent such information includes any estimates or projections of future financial performance, Raine has assumed that such estimates or projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the person preparing such estimates or projections, as the case may be (or, with respect to estimates and forecasts obtained from public sources, that the same represent reasonable estimates). The accompanying material does not represent an opinion as to the prices at which Saturn or any other transaction participant or any interests therein actually would be acquired, sold or traded. Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information available to Raine and financial, stock market and other conditions and circumstances existing and disclosed to Raine as of the date hereof. Raine does not have any obligation to update, review or reaffirm these materials. The presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Raine. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. No single analysis contained herein can be deemed more or less important than any other analysis and these analyses must be considered, in their totality, with the oral briefing provided by Raine. Prior to approving any transaction, the Special Committee should determine, without reliance on Raine or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. In this regard, by accepting these materials, the Special Committee acknowledges that Raine is not in the business of providing (and the Special Committee is not relying on Raine for) legal, tax or accounting advice, and the Special Committee should receive (and rely on) separate and qualified legal, tax and accounting advice. These materials do not constitute an offer or solicitation to sell or purchase any securities. Raine is not acting in any capacity as a fiduciary or agent of the Special Committee or Saturn or the holder of any interest in Saturn. In the ordinary course of each of Raine's investment banking and investment management activities, Raine or its affiliates may hold positions in equity, debt or other securities of Saturn or any other company that may be involved in the potential transaction. THIS PRESENTATION IS CONFIDENTIAL AND WAS NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR FILING THEREOF UNDER STATE OR FEDERAL SECURITIES LAWS OR OTHERWISE. THIS PRESENTATION MAY NOT BE COPIED BY, OR DISCLOSED OR MADE AVAILABLE TO, ANY PERSON WITHOUT THE PRIOR WRITTEN APPROVAL OF RAINE. THIS PRESENTATION IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT BE USED OR RELIED UPON, BY ANY PERSON OTHER THAN THE SPECIAL COMMITTEE AND MAY NOT BE USED BY ANY OTHER PERSON WITHOUT PRIOR WRITTEN APPROVAL OF RAINE. Raine shall not have liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation. 1

PRIVATE AND CONFIDENTIAL Summary of Current Proposals PRELIMINARY DRAFT Represents Series A Shares Luna • $20.00 Cash + 0.566 Luna Shares - Non-voting shares (to be created) - ~62% Cash / 38% Stock Consideration Assuming Luna Voting Share Premium of: 0.0% 2.5% 5.0% 10.0% Value @ Market $32.03 $31.88 $31.74 $31.46 @ 30-Day VWAP $32.06 $31.91 $31.77 $31.49 (as of 6/13/16) @ 60-Day VWAP $31.97 $31.82 $31.68 $31.40 @ 90-Day VWAP $31.96 $31.81 $31.67 $31.40 10% Series B Premium (stock portion converted to Luna voting stock) Tax Treatment to Taxable Shareholders Financing Requires debt & equity commitment papers for Certainty $2bn cash consideration Due Diligence Financial due diligence in process, entered VDR Outstanding on Thursday Affiliate Agreements 2

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PRIVATE AND CONFIDENTIAL Table of Contents PRELIMINARY DRAFT I. Saturn – Stock Price & Shareholder Summary II. Saturn – Financial Projections III. Saturn – Preliminary Standalone Valuation IV. – Company Overview V. – Preliminary Standalone Valuation VI. – Preliminary Combination Analysis VII. Luna – Company Overview VIII. Luna – Preliminary Combination Analysis Appendix A: Preliminary Supplemental Valuation Material Appendix B: Differential Consideration 3

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PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT I. Saturn – Stock Price & Shareholder Summary 4

PRIVATE AND CONFIDENTIAL Annotated Stock Price Performance PRELIMINARY DRAFT Series A Shares – Since Saturn Spin-off ($ per share) 7/29/2015: Saturn reports Q2 Performance Time Period results – profits fall nearly 10% Saturn S&P 500 year over year 3/27/2015: Luna 30 Day (1.9%) 1.6% completes acquisition 60 Day 2.9% (0.2%) of 4.63% stake, 13D 2/04/2016: Luna files $50.00 $50.00 filed on 3/30/2015 18.000 18.000 LTM (37.7%) (0.3%) 13D declaring it is exploring a mutually Since Spin 66.8% 41.4% beneficial combination of $45.00 $45.00 16.000 the two companies 16.000 $40.00 $40.00 14.000 14.000 9/23/2014 $35.00 1/14/2013: $35.00 Completes Undisturbed spin-off from Liberty 12.000 12.000 Price: $29.58 Media $30.00 $30.00 2/05/2016: Luna stock drops by 27% 10.000 10.000 $25.00 Share Price ($) $25.00 Share Price ($) 8.000 8.000 $20.00 $20.00 2/25/2016: Saturn CEO, Chris Albrecht, speaks in favor of consolidation 6.000 6.000 $15.00 9/23/2014: Fox reportedly $15.00 interested in purchasing 3/14/2016: Volume (mm) Volume (mm) Saturn 11/24/2014: 4.000 4.000 $10.00 $10.00 $5.00 2.000 2.000 $5.00 - - 0.000 0.000 Apr-13 Jul-13 Jan-13 Oct-13 Apr-13Jan-14 Jul-13 Jan-13 Apr-14 Oct-13 Apr-13 Jul-14 Jan-14 Jul-13 Oct-14 May-14 Oct-13 Jan-15 Aug-14 Jan-14 Apr-15 Nov-14 Apr-14 Jul-15 Feb-15 Jul-14 Oct-15 May-15 Oct-14 Aug-15 Jan-16 Jan-15 Nov-15 Apr-15 Feb-16 Jul-15 Jun-16Oct-15 Jan-16 Volume (mm) Volume Price(mm) Volume (mm) Price Price Undisturbed Period Rumor Period Avg. Price: $26.57 Avg. Price: $33.30 Source: Capital IQ as of June 13, 2016. Comments per publically available information. 5

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PRIVATE AND CONFIDENTIAL Saturn Stock Price Performance PRELIMINARY DRAFT Since Saturn Spin-off ($ per share) Series A and Series B Share Price Since January 14, 2013 Average Closing Price Time Period Saturn A Saturn B Miss 30 Day $26.76 $27.49 Beat 60 Day $26.60 $26.82 $50.00 LTM $33.27 $33.73 $45.00 Undisturbed $26.57 $26.49 9/23/2014 $40.00 Since Spin $29.95 $29.99 Undisturbed B LTM High $46.48 $44.86 Price: $29.26 $35.00 LTM Low $21.51 $24.94 $30.00 26.01 $25.00 25.94 $20.00 $15.00 $10.00 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Series A Series B Daily Premium / Discount of Series B Share Price to Series A Share Price 25.0% Since Saturn Spin - 1/14/2013 LTM Undisturbed Period 20.0% High Low Median Mean High Low Median Mean High Low Median Mean 15.0% 19.5% (13.9%) (0.1%) 0.2% 19.5% (6.7%) 0.2% 1.8% 7.3% (13.9%) (0.1%) (0.3%) 10.0% 5.0% 0.0% (0.3%) (5.0%) (10.0%) (15.0%) (20.0%) Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Premium / Discount Source: Capital IQ as of June 13, 2016. 6

PRIVATE AND CONFIDENTIAL Relative Stock Price Performance Since Spin PRELIMINARY DRAFT Saturn Series A, Luna vs. Industry Peers and S&P 500 Index 350% LTM (see next page) 300% 250% 200% 166.8% 150% 141.4% 136.4% 130.1% 118.6% 100% 89.6% 50% 0% Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Saturn Luna Cable Networks¹ Diversified Media² S&P 500 Source: Capital IQ as of June 13, 2016. (1) AMC Networks, MSG Networks, Scripps, Discovery. (2) Time Warner, Fox, Disney, Viacom. 7

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PRIVATE AND CONFIDENTIAL LTM Relative Stock Price Performance PRELIMINARY DRAFT Saturn Series A, Luna vs. Industry Peers and S&P 500 Index 120% 100% 99.7% 89.6% 80% 81.2% 68.9% 62.3% 60% 57.8% 40% 20% 0% Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Saturn Luna Cable Networks¹ Diversified Media² S&P 500 Source: Capital IQ as of June 13, 2016. (1) AMC Networks, MSG Networks, Scripps, Discovery. (2) Time Warner, Fox, Disney, Viacom. 8

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PRIVATE AND CONFIDENTIAL Recent Trading Activity by Volume PRELIMINARY DRAFT Represents Series A Shares ($ per share, units in millions) Since Spin-off from Liberty Media LTM (Total volume of 886.2mm shares traded) (Total volume of 246.1mm shares traded) 10.02x turnover ratio VWAP: $30.59 2.77x turnover ratio VWAP: $33.24 364.1 65.3 55.6 53.1 45.9 203.0 160.5 25.2 108.7 50.8 18.1% 22.9% 41.0% 12.3% 5.7% 22.7% 21.7% 18.7% 26.7% 10.3% $15.56 - $21.74 - $27.93 - $34.11 - $40.30 - $21.51 - $26.50 - $31.50 - $36.49 - $41.49 -$21.74 $27.93 $34.11 $40.30 $46.48 $26.50 $31.50 $36.49 $41.49 $46.48 Last 6 Months Last 3 Months (Total volume of 124.5mm shares traded) (Total volume of 54.0mm shares traded) 1.40x turnover ratio VWAP: $27.56 0.60x turnover ratio VWAP: $26.50 12.4 38.2 11.9 35.7 10.6 9.0 9.2 18.6 17.3 13.9 15.0% 30.9% 28.9% 14.0% 11.2% 20.0% 16.9% 23.3% 17.4% 22.4% $21.51 - $24.03 - $26.55 - $29.08 - $31.60 - $24.58 - $25.34 - $26.10 - $26.87 - $27.63 -$24.03 $26.55 $29.08 $31.60 $34.12 $25.34 $26.10 $26.87 $27.63 $28.39 Source: Capital IQ as of June 13, 2016. 9

PRIVATE AND CONFIDENTIAL Saturn Wall Street Research Views PRELIMINARY DRAFT Analyst Targets Valuation % Premium to Date Firm Methodology Multiple Year Rating Target Price Current 4/29/2016 Deutsche Bank Blended¹ Buy $47.00 80.7% 4/29/2016 FBN Securities DCF Outperform $35.38 36.0% 4/29/2016 Evercore ISI DCF Buy $33.00 26.9% 4/29/2016 Pivotal Research Group EBITDA Multiple 2016 Buy $32.00 23.0% 5/2/2016 CLSA P/FCF Multiple 2017 Outperform $31.00 19.2% 5/1/2016 Macquarie EBITDA Multiple 2017 Neutral $28.00 7.7% 4/29/2016 Drexel Hamilton EBITDA Multiple N/A Hold $27.50 5.7% 4/29/2016 Morgan Stanley P/FCF Multiple 2020 Equal-weight $27.00 3.8% 4/29/2016 FBR & Co. OIBDA Multiple 2016 Market Perform $26.00 (0.0%) 4/28/2016 Pacific Crest Securities EBITDA Multiple NTM Sector Weight $26.00 (0.0%) Average $31.29 20.3% Median $29.50 13.4% Current Trading Price $26.01 Source: Wall Street Research and Bloomberg. Current trading price as of 6/13/2016. ¹ Blended valuation methodology of DCF and M&A. 10

Saturn Shareholder Summary

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

- Holders of Series A and Series B shares are entitled to 1 and 10 votes per share, respectively
- Upon completion of the Q1 2015 share swap, Luna granted an irrevocable proxy to affiliates of Dr. Malone to vote 2,118,038 shares of Series A common stock and 2,590,597 shares of Series B common stock Exchange Shares in matters submitted to a vote of Saturn's shareholders, other than for proposals related to extraordinary transactions, including business combinations, or proposals related to the issuance or sale of securities
- Therefore, Dr. Malone controls 48% of the shareholder vote on an election of directors and 33% of the vote on the proposals related to extraordinary transactions or the issuance or sale of securities, while only maintaining a 6% economic ownership stake

	Series (Shares)		Series (Economic %)		Series (Voting %)	
Shareholder	A	B	A	B	A	B
Fidelity Management & Research Company	12,403,384		12.6%		6.6%	
ClearBridge Investments	6,340,512		6.4%		3.4%	
The Vanguard Group	5,812,056		5.9%		3.1%	
Horizon Kinetics	5,024,545		5.1%		2.7%	
BlackRock Institutional Trust Company	2,861,434		2.9%		1.5%	
Boston Partners	2,325,745		2.4%		1.2%	
Luna	2,118,038	2,590,597	2.2%	2.6%	1.1%	13.8%
Gregory B Maffei	1,822,456		1.9%		1.0%	
York Capital Management	1,445,947		1.5%		0.8%	
Pinnacle Associates	1,356,995		1.4%		0.7%	
TIAA Global Asset Management	1,355,329		1.4%		0.7%	
Fidelity Institutional Asset Management	1,343,618		1.4%		0.7%	
Voya Investment Management	1,308,102		1.3%		0.7%	
State Street Global Advisors (US)	1,128,138		1.1%		0.6%	
Columbia Wanger Asset Management	1,071,259		1.1%		0.6%	
Two Sigma Investments	1,052,378		1.1%		0.6%	
Ratan Capital Management	985,860		1.0%		0.5%	
Norges Bank Investment Management	891,883		0.9%		0.5%	
John Malone	136,537	6,186,729	0.1%	6.3%	0.1%	33.1%
Other	37,790,196	1,080,990	38.4%	1.1%	20.2%	5.8%
Total	**88,574,412**	**9,858,316**	**90.0%**	**10.0%**	**47.3%**	**52.7%**

Source: Company filings, Thomson One, as of 6/10/2016.
Note: Share ownership percentages reflect percent of common shares outstanding (excluding dilutive securities).

RAINE 11

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.PRIVATE AND CONFIDENTIAL Saturn Crossover Analysis PRELIMINARY DRAFT Top 25 Economic Saturn Shareholders Saturn Luna Shareholder (Economic %) (Economic %) (Economic %) Fidelity Management & Research Company 12.60% 5.75% ClearBridge Investments 6.44% 1.52% John Malone 6.42% 3.37% The Vanguard Group 5.90% 5.03% Horizon Kinetics 5.10% Luna 4.78% Company BlackRock Institutional Trust Company 2.91% 2.14% Boston Partners 2.36% Pinnacle Associates 1.38% Fidelity Institutional Asset Management 1.37% 0.01% Voya Investment Management 1.33% 0.08% State Street Global Advisors (US) 1.15% 0.75% Two Sigma Investments 1.07% Ratan Capital Management 1.00% Norges Bank Investment Management 0.91% 0.53% Dimensional Fund Advisors 0.76% 0.30% Sarbit Advisory Services 0.72% 0.65% Gabelli Funds 0.69% 0.02% Naya Management 0.55% 3.70% Neuberger Berman 0.54% 1.57% UBS Securities 0.14% 0.19% Morgan Stanley Wealth Management 0.07% 0.00% The Boston Company Asset Management 0.04% JP Morgan Asset Management 0.03% Columbia Threadneedle Investments (US) 0.01% 0.14% Represents Saturn Shareholder / Luna Shareholder Crossover 12 Source: Company filings, Thomson One, as of 6/10/2016.

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT II. Saturn – Financial Projections 13

PRIVATE AND CONFIDENTIAL Saturn Financial Summary PRELIMINARY DRAFT Saturn Management Case ($ in millions) Actuals Management 2013A 2014A 2015A 2016E 2017E 2018E Commentary Revenue 1 1 Networks $1,298 $1,312 $1,324 $1,389 $1,484 $1,561 2 Distribution 450 322 354 315 311 311 Animation 32 32 25 0 0 0 3 Eliminations (2) (1) (3) (4) (7) (5) Total Revenue $1,778 $1,664 $1,700 $1,700 $1,789 $1,868 2 YoY Growth (%) 9.0% (6.4%) 2.2% 0.0% 5.2% 4.4% and reflects steady state revenue Expenses and Adjusted OIBDA; Saturn Originals 4 Programming 632 598 653 633 665 662 revenue and adjusted OIBDA based on Operating 394 293 300 264 270 266 Advertising & Marketing 149 144 157 169 177 191 ultimates 5 General & Administrative 125 127 129 144 134 137 Total Expenses $1,301 $1,162 $1,239 $1,210 $1,246 $1,255 3 Reduction due to impact of Film Roman YoY Growth (%) (20.2%) (10.6%) 6.6% (2.3%) 3.0% 0.7% sale in 2015 Pre-SBC OIBDA $477 $502 $462 $490 $543 $612 4 Programming costs driven by increase in % Margin 26.8% 30.1% 27.1% 28.8% 30.3% 32.8% original content production and reduction YoY Growth (%) 7.2% 5.2% (8.0%) 6.2% 10.7% 12.9% of costs associated with Disney output Stock Based Compensation 34 31 33 31 31 30 deal Post-SBC OIBDA $443 $471 $429 $460 $511 $582 5 Excludes stock based compensation % Margin 24.9% 28.3% 25.2% 27.0% 28.6% 31.2% Free Cash Flow Net Income 250 269 236 247 287 341 Net Program Amort. / (Payments) 181 167 199 198 338 288 Net Film/TV Amort. / (Investments) (90) (260) (194) (272) (284) (288) D&A & Other 66 80 53 65 59 50 Working Capital (94) (49) (44) 3 (47) (47) Capital Expenditure (15) (11) (17) (24) (19) (13) 6 Excludes investment and cash received 6 Free Cash Flow $298 $195 $233 $218 $335 $332 from equity investee Source: Company management. 14

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PRIVATE AND CONFIDENTIAL Saturn Financial Projections Comparison PRELIMINARY DRAFT Saturn Management Case vs. Consensus Estimates ($ in millions, except subscribers) Subscribers (in millions) Revenue $1,789 $1,868 $1,700$1,700 $1,727 $1,761 57.4 55.7 57.8 58.3 55.4 54.1 2016E 2017E 2018E 2016E 2017E 2018E 5 Analysts 5 Analysts 4 Analysts 13 Analysts 13 Analysts 9 Analysts Post-SBC OIBDA Net Income $582 $341 $547 $305 $511 $506 $287 $460 $461 $1,828 $270 $1,728 $1,695 $247 $242$1,715 2016E 2017E 2018E 2016E 2017E 2018E 13 Analysts 13 Analysts 11 Analysts 9 Analysts 9 Analysts 8 Analysts 2016E 2017E Management Case Consensus Estimates Source: Company Management, Wall Street Research, Capital IQ. 15

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT III. Saturn – Preliminary Standalone Valuation 16

PRIVATE AND CONFIDENTIAL Saturn Analysis at Various Prices PRELIMINARY DRAFT Saturn Management Case Projections | Assumes 10% Premium to Series B (High Vote) Shares ($ in millions, except per share values) | Calendar Years Ended 12/31 Series A (Low Vote) Share Price $26.01 $28.61 $29.91 $31.21 $32.51 $33.81 Premium to: Metric Share Price (6/13/2016) $26.01 - 10.0% 15.0% 20.0% 25.0% 30.0% Undisturbed Price (9/23/2014) 29.58 (12.1%) (3.3%) 1.1% 5.5% 9.9% 14.3% Undisturbed Period Avg.(1/14/13 - 9/23/14) 26.57 (2.1%) 7.7% 12.6% 17.5% 22.4% 27.3% LTM High 46.48 (44.0%) (38.4%) (35.6%) (32.8%) (30.1%) (27.3%) LTM Low 21.51 20.9% 33.0% 39.1% 45.1% 51.2% 57.2% LTM Average 33.27 (21.8%) (14.0%) (10.1%) (6.2%) (2.3%) 1.6% Implied Equity Value $2,688 $3,002 $3,146 $3,291 $3,435 $3,581 Plus: Total Debt 1,120 1,120 1,120 1,120 1,120 1,120 Less: Cash (10) (10) (10) (10) (10) (10) Less: Unconsolidated Assets(1) (25) (25) (25) (25) (25) (25) Total Enterprise Value $3,772 $4,086 $4,231 $4,376 $4,520 $4,666 Management Post-SBC OIBDA TEV / OIBDA Multiple LTM $400 9.4x 10.2x 10.6x 10.9x 11.3x 11.7x 2016E 460 8.2 8.9 9.2 9.5 9.8 10.1 2017E 511 7.4 8.0 8.3 8.6 8.8 9.1 Net Income P/E Multiple LTM 217 17.4x 18.8x 19.5x 20.1x 20.8x 21.5x 2016E 247 15.3 16.5 17.1 17.7 18.3 18.9 2017E 287 13.1 14.2 14.7 15.2 15.7 16.2 Note: Stock prices per CapitalIQ as of 6/13/2016. ¹ Unconsolidated Assets includes initial PlayCo investment of $19.1 million followed by advances totaling $6.3 million. 17

PRIVATE AND CONFIDENTIAL Saturn Preliminary Valuation Summary PRELIMINARY DRAFT Saturn Management Case ($ in millions, except per share values) | Calendar Years Ended 12/31 Methodology Illustrative Price per Series A Share ($) Commentary 5-year Discounted Cash Flow Analysis WACC: 8.00% – 9.00% Discounted Cash $30.18 $41.41 Terminal Growth Rate: 1.0% – 2.0% Flow Analysis Series B Common Share Premium: 0% - 10% Implied EV/2016E Post-SBC OIBDA Multiples of 9.3x – 11.9x 2016E Post-SBC OIBDA: $460mm Public Trading 2016E Post-SBC OIBDA Multiple Range: 7.5x – 9.5x $22.83 $31.42 Valuation Comparables Series B Common Share Premium: 0% - 10% LTM Post-SBC OIBDA: $409mm Precedent LTM Post-SBC OIBDA Multiple Range: 10.0x – 13.0x $27.86 $38.92 Series B Common Share Premium: 0% - 10% Transactions Implied EV/2016E Post-SBC OIBDA Multiples of 8.7x – 11.3x Closing Price – High $46.48 (7/16/2015) LTM Trading $21.51 $46.48 Closing Price – Low: $21.51 (2/12/2016) Range¹ Implied EV/2016E Post-SBC OIBDA Multiples of 7.2x – 13.1x Low: FBR & Co (4/29/2016) and PCS (4/28/2016) Wall Street High: Deutsche Bank (4/29/2016) $26.00 $47.00 Research Implied EV/2016E Post-SBC OIBDA Multiples of 8.2x – 13.3x Reference Points Median: $29.50 Based on total of 60 transactions Premiums Reference range of 15% - 35% $29.91 $35.11 Implied EV/2016E Post-SBC OIBDA Multiples of 9.1x – 10.4x Paid Market: $26.01 $0.00 $20.00 $40.00 $60.00 Note: Adjusted OIBDA is post-SBC. Source: Company filings, Management projections, management guided extrapolation and publicly available information as of 6/13/2016. ¹ LTM Trading Range based on high and low date of Saturn Class A. 18

PRIVATE AND CONFIDENTIAL Saturn Preliminary Discounted Cash Flows Analysis PRELIMINARY DRAFT Saturn Management Case ($ in millions, except per share values) | Calendar Years Ended 12/31 Unlevered Free Cash Flow Overview Management Case Extrapolation Guided by Mgmt. 1 Q2 - Q4 2016E 2017E 2018E 2019E 2020E Terminal Year Revenue $1,268 $1,789 $1,868 $1,930 $1,995 $1,995 % Growth 5.2% 4.4% 3.3% 3.4% Pre-SBC OIBDA $363 $543 $612 $633 $654 $654 % Margin 28.6% 30.3% 32.8% 32.8% 32.8% Less: Stock Based Compensation (22) (31) (30) (31) (32) (32) Post-SBC OIBDA $341 $511 $582 $602 $622 $622 Less: Other income (expense), net (12) (4) 5 0 0 0 Less: D&A (18) (24) (26) (26) (26) (26) EBIT $311 $484 $562 $576 $596 $596 Less: Taxes @ 35.0% (109) (169) (197) (202) (209) (209) Unlevered Net Income $202 $315 $365 $375 $388 $388 Plus: Other non-op. and non-cash items 22 4 (5) 0 0 0 Plus: D&A 18 24 26 26 26 26 Plus: Content Amort./(Investment) (36) 55 0 0 0 0 Less: Capex (22) (19) (13) (13) (13) (26) Less: Change in Working Capital 30 (47) (47) (47) (47) (47) Unlevered Free Cash Flow $215 $331 $326 $340 $354 $341 Implied Price per Share Implied Terminal Multiple Implied Price per Share (No Series B Premium) Implied Price per Implied Price per Share (10% Series B Premium) Share (10% Series B Premium) Implied Terminal Multiple ('20E Post-SBC OIBDA) Discount Perpetuity Growth Rate Perpetuity GrowthPerpetuity Growth Rate Rate Discount Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 2.00% 1.00% 1.25% 1.50% 1.75% 2.00% Rate 1.00% 1.25% 1.50% 1.75% 2.00% 8.00% $35.76 $37.01 $38.37 $39.83 $41.41 $35.45 $36.69 $38.03 $39.48 $41.05 8.00% 8.2x 8.5x 8.9x 9.3x 9.7x 8.25% 34.31 35.47 36.71 38.05 39.50 34.01 35.16 36.39 37.72 39.16 8.25% 7.9 8.2 8.6 8.9 9.3 8.50% 32.95 34.02 35.17 36.41 37.74 32.65 33.73 34.87 36.09 37.41 8.50% 7.7 8.0 8.3 8.6 9.0 8.75% 31.66 32.67 33.74 34.89 36.11 31.37 32.38 33.45 34.58 35.80 8.75% 7.4 7.7 8.0 8.3 8.6 9.00% 30.45 31.39 32.39 33.47 34.60 30.18 31.11 32.11 33.17 34.30 9.00% 7.2 7.5 7.7 8.0 8.3 Source: Company Management. ¹ Extrapolation based on guidance from management provided on 6/11/2016. Note: Valuation as of 3/31/2016. 19

 PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Market Valuation Growth Profile Key Metrics Valuation Metrics Leverage Stock Price¹ % 52 Week Equity Adj. Enterprise CY2016-CY2018 Post-SBC OIBDA Margin EV / Post-SBC OIBDA Net Income / Equity Value (P/E) Net Debt / LTM 6/13/2016 High Value Value Revenue OIBDA CY2016 CY2017 LTM CY2016 CY2017 Avg. LTM CY2016 CY2017 Avg. Pre-SBC OIBDA - Consensus 2.8% 5.5% 23.7% 23.8% 9.9x 9.2x 9.1x 9.8x 16.8x 12.9x 11.8x 13.5x 2.3x Saturn - Management 26.01 55.8% 2,688 3,772 1.8% 9.1% 27.0% 28.6% 9.4 8.2 7.4 7.7 12.6 10.4 8.6 10.8 2.8x Saturn - Consensus 26.01 55.8% 2,688 3,772 1.8% 13.0% 25.2% 27.4% 9.4 8.8 8.0 8.1 12.6 10.9 8.9 10.6 2.8x Luna - Management 21.25 51.3% 3,169 2,658 1.0% 96.2% 2.4% 5.1% 68.3 41.0 18.8 32.5 64.6 51.2 40.7 50.3 20.2x Luna - Consensus 21.25 51.3% 3,169 2,658 4.1% 54.2% 4.1% 8.8% 68.3 25.4 11.0 20.6 64.6 38.3 18.6 31.4 20.2x Cable Networks Discovery $ 25.97 74.3% $ 16,205 $ 23,127 6.0% 5.8% 37.2% 37.3% 9.5x 9.4x 8.9x 9.3x 16.0x 12.7x 11.3x 13.0x 3.1x Scripps 62.89 91.9% 8,154 1 0,962 4.3% 4.0% 41.1% 41.0% 7.6 7.9 7.5 7.7 10.5 12.1 11.5 11.4 2.4x AMC Networks 60.05 68.9% 4,470 6,892 5.1% 4.4% 32.3% 32.2% 7.9 7.7 7.3 7.6 12.3 10.1 9.3 10.4 2.6x MSG Networks 16.58 19.3% 1,256 2,474 3.8% 4.8% 46.6% 46.6% 5.7 8.0 7.8 7.0 7.4 8.1 8.1 7.9 3.1x Cable Networks Median 4.7% 4.6% 39.1% 39.1% 7.8x 8.0x 7.7x 7.6x 11.4x 11.1x 10.3x 10.9x 2.8x Diversified Media Walt Disney $ 97.57 79.9% $ 160,709 $ 174,940 5.1% 5.6% 30.6% 30.5% 10.5x 10.1x 9.6x 10.0x 18.0x 16.7x 15.4x 16.6x 0.9x Time Warner 73.13 80.1% 58,932 7 8,111 5.4% 3.6% 28.2% 28.6% 9.7 9.5 8.8 9.3 14.8 13.6 12.0 13.4 2.7x Twenty-First Century Fox 28.91 83.3% 55,304 5 9,758 5.8% 8.1% 25.1% 25.4% 9.4 8.4 7.9 8.5 25.0 15.1 12.8 16.3 2.3x Viacom 41.24 60.2% 16,678 2 8,105 2.2% 0.5% 27.8% 29.0% 7.4 7.6 7.1 7.4 7.4 8.2 7.6 7.7 3.3x Diversified Media Median 5.3% 4.6% 28.0% 28.8% 9.6x 8.9x 8.4x 8.9x 16.4x 14.4x 12.4x 14.8x 2.5x Saturn Preliminary Comparable Companies Analysis ($ in millions, except per share values) | Calendar Years Ended 12/31 Source: Public filings and Capital IQ as of 6/13/2016. 1Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock. 2Luna debt excludes production loans and only includes convertible debt that is out of the money. 20 2 2

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PRIVATE AND CONFIDENTIAL Preliminary Select Precedent Transactions PRELIMINARY DRAFT U.S. Cable Networks ($ in millions) Announced Date Target Acquiror % Acquired Implied EV EV / LTM Pasiones / Centroamerica TV / 1/22/2014 Hemisphere Media Group 100.0% $100 4.3x TV Dominicana 2/12/2013 NBCUniversal Comcast 49.0% $38,936 2 1.6x 3/4/2013 Outdoor Channel Holdings Inc. Kroenke Sports & Entertainment 100.0% $208 2.7x 12/3/2009 NBCUniversal Comcast 51.0% $28,269 4 1.8x 11/5/2009 Travel Channel Scripps Interactive 65.0% $975 4.5x Average 3.0x Median 2.7x Source: Filings, Wall Street Research, Publicly Available Information. (1) Multiples based upon 2013 Revenue and OIBDA. (2) Includes adjustments for the Weather Channel and Other unconsolidated investments and third party noncontrolling interests in RSNs per NBCU 2013 10K. Multiples based upon 2012 Revenue and OIBDA. (3) Multiples based upon 2012 Revenue and OIBDA. (4) Includes adjustments for AETN and other unconsolidated investments per DB research 12/11/2009 dated. Multiples based upon 2009 Revenue and OIBDA . (5) Multiples based upon 2009 Revenue and OIBDA. 21

PRIVATE AND CONFIDENTIAL Illustrative Premiums Paid Analysis PRELIMINARY DRAFT Premium Paid for Transactions with Enterprise Value Between $1.0bn and $10.0bn Average (%) Median (%) 37% 40% 37% 33% 33% 33% 40% 34% 32% 32% 37% 28% 28% 30% 34% 32% 29% 32% 28% 27% 27% 28% 24% 30% 29% 23% 28% 27% 23% 28% 27% 23% 18% 19% 23% 16% 1-Month Premium 1-Month 1-Week Premium Premium 1-Day Premium 1-Week Premium 1-Month Premium 1-Week Premium 1-Day Premium 1-Day Premium All Cash (44 Deals) All Stock (7 Deals) Cash & Stock (9 Deals) All Transactions (60 Deals) Analysis Criteria All publically announced transactions with a U.S. Target Transaction enterprise value between $1,000mm and $10,000mm Announced within last 10 years (6/8/2006 to 6/8/2016) Premium to unaffected price (adjusted for leaks) Excludes financial institutions and real estate transactions Excludes transactions marketed as mergers-of-equals Source: CapitalIQ as of 6/10/2016. 22

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT IV. – Company Overview 23

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PRIVATE AND CONFIDENTIAL Overview PRELIMINARY DRAFT Company Overview Portfolio Source: Wall Street Research, Company Filings, Company Website. 24

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PRIVATE AND CONFIDENTIAL Business Segments Overview PRELIMINARY DRAFT ($ in billions) | Calendar Years Ended 12/31 Segment Overview Segment Allocation(1) Source: SEC filings, Wall Street Research. 25 1. Excludes intersegment eliminations and corporate/eliminations.

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PRIVATE AND CONFIDENTIAL Management Team & Board of Directors PRELIMINARY DRAFT Management Team Board of Directors Source: Company Website. 26

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PRIVATE AND CONFIDENTIAL Shareholder Summary PRELIMINARY DRAFT Source: Company filings, Thomson One. Note: As of 6/10/2016. 27

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PRIVATE AND CONFIDENTIAL Stock Price Performance PRELIMINARY DRAFT Since January 14, 2013 (Date of Saturn Spin-off) Share Price Source: Capital IQ as of June 13, 2016. 28

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PRIVATE AND CONFIDENTIAL Financial Summary PRELIMINARY DRAFT Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions) | Calendar Years Ended 12/31 Source: Filings, Capital IQ. 29

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PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT V. – Standalone Valuation 30

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PRIVATE AND CONFIDENTIAL Preliminary Valuation Summary PRELIMINARY DRAFT Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions, except per share values) | Calendar Years Ended 12/31 Methodology Illustrative Price per Class B Share ($) Commentary Valuation Discounted Cash Flow Analysis $46.18 $68.80 5-year Discounted Cash Flow Analysis WACC: 7.20% - 8.20% Terminal Growth Rate: 1.0% - 2.0% Implied EV/2016E Post-SBC OIBDA Multiples of 8.5x - 11.5x Public Trading Comparables $42.84 $57.94 2016E Wall Street Consensus Post-SBC OIBDA of $3,437mm 2016E Post-SBC OIBDA multiple range: 8.0x - 10.0x Source: Company filings, equity research 31

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PRIVATE AND CONFIDENTIAL Preliminary Discounted Cash Flows Analysis PRELIMINARY DRAFT Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions, except per share values) | Calendar Years Ended 12/31 Unlevered Free Cash Flow Overview Implied Price per Share Implied Price per Share (No Premium) Implied Price per Share (10% Premium) Discount Perpetuity Growth Rate Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 2.00% 7.25% $56.96 $59.56 $62.38 $65.45 $68.80 7.50% 54.05 56.44 59.02 61.82 64.87 7.75% 51.37 53.56 55.92 58.49 61.26 8.00% 48.87 50.89 53.07 55.41 57.96 8.25% 46.55 48.42 50.42 52.58 54.91 Implied Price per Share (10% Premium) Perpetuity Growth Rate 1.0% 1.3% 1.5% 1.8% 2.0% $56.50 $59.08 $61.88 $64.93 $68.26 53.62 55.99 58.55 61.32 64.35 50.96 53.13 55.47 58.02 60.77 48.48 50.48 52.64 54.97 57.49 46.18 48.03 50.02 52.16 54.47 Implied Terminal Multiple Implied Terminal Multiple ('20E Post-SBC OIBDA) Discount Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 2.00% 7.25% 8.3x 8.7x 9.1x 9.5x 10.0x 7.50% 8.0 8.4 8.7 9.1 9.6 7.75% 7.7 8.0 8.4 8.8 9.2 8.00% 7.5 7.7 8.1 8.4 8.8 8.25% 7.2 7.5 7.8 8.1 8.4 Source: Morgan Stanley research model for change in net working capital and Capital IQ as of 6/13/2016 for all other metrics. Note: Valuation as of 3/31/2016. 32

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PRIVATE AND CONFIDENTIAL Preliminary Comparable Companies Analysis PRELIMINARY DRAFT ($ in millions, except per share values) | Calendar Years Ended 12/31 Market Valuation Growth Profile Key Metrics Valuation Metrics Leverage Stock Price1% 52 Week Equity Adj. Enterprise CY2016-CY2018 Post-SBC OIBDA Margin EV / Post-SBC OIBDA Net Income / Equity Value (P/E) Net Debt / LTM 6/13/2016 High Value Value Revenue OIBDA CY2016 CY2017 LTM CY2016 CY2017 Avg. LTM CY2016 CY2017 Avg. Pre-SBC OIBDA - Consensus 2.8% 5.5% 23.7% 23.8% 9.9x 9.2x 9.1x 9.8x 16.8x 12.9x 11.8x 13.5x 2.3x Saturn - Management 26.01 55.8% 2,688 3,772 1.8% 9.1% 27.0% 28.6% 9.4 8.2 7.4 7.7 12.6 10.4 8.6 10.8 2.8x Saturn - Consensus 26.01 55.8% 2,688 3,772 1.8% 13.0% 25.2% 27.4% 9.4 8.8 8.0 8.1 12.6 10.9 8.9 10.6 2.8x Luna - Management 21.25 51.3% 3,169 2,658 1.0% 96.2% 2.4% 5.1% 68.3 41.0 18.8 32.5 64.6 51.2 40.7 50.3 20.2x Luna - Consensus 21.25 51.3% 3,169 2,658 4.1% 54.2% 4.1% 8.8% 68.3 25.4 11.0 20.6 64.6 38.3 18.6 31.4 20.2x Cable Networks Discovery $ 25.97 74.3% $ 16,205 $ 23,127 6.0% 5.8% 37.2% 37.3% 9.5x 9.4x 8.9x 9.3x 16.0x 12.7x 11.3x 13.0x 3.1x Scripps 62.89 91.9% 8,154 1 0,962 4.3% 4.0% 41.1% 41.0% 7.6 7.9 7.5 7.7 10.5 12.1 11.5 11.4 2.4x AMC Networks 60.05 68.9% 4,470 6,892 5.1% 4.4% 32.3% 32.2% 7.9 7.7 7.3 7.6 12.3 10.1 9.3 10.4 2.6x MSG Networks 16.58 19.3% 1,256 2,474 3.8% 4.8% 46.6% 46.6% 5.7 8.0 7.8 7.0 7.4 8.1 8.1 7.9 3.1x Cable Networks Median 4.7% 4.6% 39.1% 39.1% 7.8x 8.0x 7.7x 7.6x 11.4x 11.1x 10.3x 10.9x 2.8x Diversified Media Walt Disney $ 97.57 79.9% $ 160,709 $ 174,940 5.1% 5.6% 30.6% 30.5% 10.5x 10.1x 9.6x 10.0x 18.0x 16.7x 15.4x 16.6x 0.9x Time Warner 73.13 80.1% 58,932 7 8,111 5.4% 3.6% 28.2% 28.6% 9.7 9.5 8.8 9.3 14.8 13.6 12.0 13.4 2.7x Twenty-First Century Fox 28.91 83.3% 55,304 5 9,758 5.8% 8.1% 25.1% 25.4% 9.4 8.4 7.9 8.5 25.0 15.1 12.8 16.3 2.3x Viacom 41.24 60.2% 16,678 2 8,105 2.2% 0.5% 27.8% 29.0% 7.4 7.6 7.1 7.4 7.4 8.2 7.6 7.7 3.3x Diversified Media Median 5.3% 4.6% 28.0% 28.8% 9.6x 8.9x 8.4x 8.9x 16.4x 14.4x 12.4x 14.8x 2.5x Source: Public filings and Capital IQ as of 6/13/2016. (1)Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock. (2)Luna debt excludes production loans and only includes convertible debt that is out of the money. 33

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PRIVATE AND CONFIDENTIAL Research Target Prices PRELIMINARY DRAFT Analyst Targets Source: Wall Street Research and Bloomberg. Current trading price as of 6/13/2016. ¹ Blended valuation methodology including DCF, P/E Multiple, EBITDA Multiple, PEG Multiple, P/FCF Multiple, and Sum-of-the-Parts. Price target is the average of P/E Multiple and DCF. ² Blended valuation methodology including DCF, P/E Multiple and EBITDA Multiple. ³ Blended valuation methodology including DCF, P/E Multiple, EBITDA Multiple, and Sum-of-the-Parts. 34

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RIVATE AND CONFIDENTIAL PRELIMINARY DRAFT VI. – Combination Analysis 35

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Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.PRIVATE AND CONFIDENTIAL Preliminary + Saturn – 100% Stock PRELIMINARY DRAFT Saturn Mngmt. Case & Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies @ Saturn @ Pro Forma Saturn @ Pro Forma Market Offer Offer Low Vote Share Price $33.00 $31.27 % Premium to Market 26.9% 20.2% Equity Value $3,489 $3,297 Plus: Total Debt $1,120 $1,120 Less: Cash (10) (10) Minority Interest / (Uncon. Asset) (25) (25) Total Enterprise Value $4,574 $4,382 Valuation & Leverage Metrics Enterprise Value / 2016E Post-SBC OIBDA 9.9x 9.5x Enterprise Value / 2017E Post-SBC OIBDA 8.9 8.6 2016E EPS Accretion / (Dilution) Net Debt / 2016E Pre-SBC OIDBA 2.3x 2.3x Economic Ownership Saturn Implied Saturn Price @ 0.60x Fixed Exchange Ratio: $31.27 @ Market $32.16 @ 30-day VWAP $32.82 @ 60-day VWAP $32.74 @ 90-day VWAP Source: Management projections and Wall Street Research. Current trading price as of 6/13/2016. 36

PRIVATE AND CONFIDENTIAL Preliminary Implied Exchange Ratio Summary PRELIMINARY DRAFT Saturn Mngmt. Case & Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies Methodology Implied Exchange Ratio Saturn Series A (Low Vote) Share Price / Class B (No Vote) Share Price Commentary 0.60x 0.63x Comet Offer - Fixed Exchange (0.60x) to Fixed Value (0.63x1) Valuation Discounted Cash Flow Analysis 0.44x 0.90x Low end of the range: Implied Saturn price = $30.18; Implied price = $68.80 High end of the range: Implied Saturn price = $41.41; Implied price = $46.18 Public Trading Comparables 0.39x 0.73x Low end of the range: Implied Saturn price = $22.83; Implied price = $57.94 High end of the range: Implied Saturn price = $31.42; Implied price = $42.84 Contribution Analysis 0.49x 0.78x Low end of the range: Implied Saturn price = $25.52; market price = $52.11 High end of the range: Implied Saturn price = $40.45; Market price = $52.11 0.00x 0.25x 0.50x 0.75x 1.00x 1.25x 1.50x 1.75x Source: Company filings, Management projections, Wall Street research. Notes: Data as of 6/13/2016. (1) Based on market prices as of 6/13/2016. 37

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PRIVATE AND CONFIDENTIAL Saturn Series A / Exchange Ratio PRELIMINARY DRAFT Since Saturn Spin-off from Liberty Media Source: Capital IQ as of June 13, 2016. (1) Based on market price as of 6/13/2016. 38

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PRIVATE AND CONFIDENTIAL Preliminary Contribution Analysis PRELIMINARY DRAFT Saturn Mngmt. Case & Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions) | Calendar Years Ended 12/31 Pro Forma Implied Saturn Combined Exchange Contribution (%) Revenue LTM $1,735 0.52x 2016E 1,700 0.49x 2017E 1,789 0.51x Adjusted OIBDA LTM $433 0.70x 2016E 460 0.58x 2017E 511 0.65x Net Income LTM $217 0.78x 2016E 247 0.59x 2017E 287 0.63x Source: per Capital IQ consensus estimates as of 6/13/2016. Saturn per company management. 39

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PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT VII. Luna – Company Overview 40

PRIVATE AND CONFIDENTIAL Luna Overview PRELIMINARY DRAFT Company Overview Illustrative Key Properties Leading global entertainment company with a strong and diversified Earned 70 Academy Award Nominations and 20 Academy Award Wins presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales Has become one of the major independent studios for leading intellectual property owners, third-party distributors and digital platforms The Company’s feature films have grossed more than $7 billion at the global box office over the past four years, and Luna and its predecessor companies have earned 77 Academy Award® nominations and 20 Oscar wins 16,000-title film and television library, one of the biggest content catalogues in the world Focused on expanding into location-based entertainment, video games and virtual reality to extend the longevity of existing franchises Earned 186 Emmy nominations and 29 Primetime Emmy wins awhile identifying exciting new properties Recent Developments June 2016 – The Company announces it is seeking acquisitions April 2016 – Confirmed significant output agreement with Fox Networks Group’s Pay TV and Basic Cable channels across LatAm March 2016 – Announced partnership with Comic-Con International for newly named subscription video-on-demand (SVOD) platform February 2016 – Luna rumored to be seeking acquisition of Saturn January 2016 – Investments in film ticketing company Atom Tickets and video gaming company Next Games Oy November 2015 – Acquired majority stake in Pilgrim Studios, Inc. Source: Wall Street Research, Company Filings, Company Website. 41

PRIVATE AND CONFIDENTIAL Luna Business Segments Overview PRELIMINARY DRAFT Segment Description • Diverse theatrical slate of tentpole, star-driven event films and branded properties includes 15 – 20 wide releases each year from MOVIES its Luna and Summit Entertainment labels, and another 25 or more films annually from the Company’s other six labels and partnerships • Has released three of the four biggest young adult franchises of the past decade • Reach a global audience through an international distribution infrastructure in the UK, Latin America and nearly 20 theatrical output agreements globally, and strong distribution partnerships with leading companies in China and India • Leading supplier of premium content to cable, broadcast and digital platforms TV • Grown from $8mm in revenue in 2000 to nearly $700mm in fiscal 2016, a compounded annual growth rate of over 20% • Programming roster includes nearly 80 shows on 40 different U.S. networks with 15 new scripted series planned for this year • Building a nonfiction business alongside its premium scripted programming, with investment in leading reality producer Pilgrim Studios • Has become a leading source of content for its own portfolio of channels as well (Graves / EPIX; Nightcap / POP, etc.) HOME • New distribution and replication agreements with Fox and Cinram ENTERTAINMENT • Capitalizes on new technology, pioneering new business models and creating new windowing and pricing strategies to adapt to changing viewer habits • Home Ent. business finished among the top five major studios in 2012, driven by Hunger Games and Twilight franchises CHANNELS • Launched its emerging channel business in 2006 as an extension of its growing content business, taking equity positions in nine branded channels globally • • Global network of output deals with blue-chip partners in France, Germany, Spain, Benelux, Scandinavia, Russia, Poland and Austria/New Zealand that mitigate risk and increase the Company’s international theatrical visibility INTERNATIONAL • Operates a self-distribution company in the U.K. and a JV with IDC serving the LatAm marketplace • Partnered with Astro’s Celestial Pictures serving Asia and with Universal Pictures for film distribution and Celestial Tiger for Channel delivery in India Source: Company Website, Wall Street Research. 42

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Management Team & Board of Directors

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

Management Team



Jon Feltheimer
Chief Executive Officer



Michael Burns
Vice Chairman



Steve Beeks
Co-Chief Operating Officer & Co-President, Motion Picture Group



Brian Goldsmith
Co-Chief Operating Officer



Wayne Levin
General Counsel and Chief Strategic Officer



James W. Barge
Chief Financial Officer

Board of Directors

Michael Burns *Vice Chairman*	**Dr. John C. Malone** *Chairman of the Board, Liberty Media Corporation*
Gordon Crawford *Formerly, Senior Vice President, Capital Research Management*	**G. Scott Paterson** *Vice Chairman, NeuLion Inc.*
Arthur Evrensel *Partner, Michael, Evrensel & Pawar LLP*	**Mark H. Rachesky, M.D.** *President and Founder, MHR Fund Management LLC*
Jon Feltheimer *Chief Executive Officer*	**Daryl Simm** *Chairman and CEO, Omnicom Media Group*
Emily Fine *Principal, MHR Fund Management LLC*	**Hardwick Simmons** *Formerly Chairman and CEO, NASDAQ*
Michael T. Fries *President and Chief Executive Officer, Liberty Global*	**Phyllis Yaffe** *Formerly CEO, Alliance Atlantis Communications*
Harald Ludwig *President and CEO, Malcuan Capital Corporation*	**David M. Zaslav** *Chief Executive, Discovery Communications*

Source: Company Website.

RAINE 43

Luna Shareholder Summary

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

- John Malone owns an effective 5% of Luna through his pro-rata voting interests in Discovery Communications (29% of voting rights) and Liberty Global (26% of voting rights)
- Malone and his affiliates have four board seats at Luna equivalent to 29% of the directors
  - Affiliates include Luna CEO Jon Feltheimer (who sits on the board of Saturn), Liberty CEO Michael Fries, and Discovery CEO David Zaslav

Shareholder	Shares	%	Saturn Shareholder?
MHR Fund Management	30,211,049	20.5%	
Capital World Investors	8,819,000	6.0%	
Fidelity Management & Research Company	8,468,505	5.8%	✓
Capital Research Global Investors	7,829,000	5.3%	
The Vanguard Group	7,403,290	5.0%	✓
Naya Management	5,443,495	3.7%	✓
Discovery Communications, Inc.	5,000,000	3.4%	
Liberty Global	5,000,000	3.4%	
John Malone	4,967,695	3.4%	✓
Kornitzer Capital Management	4,613,348	3.1%	
Fairpointe Capital	4,397,602	3.0%	
Shapiro Capital Management	3,341,300	2.3%	
BlackRock	3,145,992	2.1%	✓
Jefferies	3,103,300	2.1%	
LLBH Private Wealth Management	3,051,416	2.1%	
Matrix Capital Management Company	2,786,400	1.9%	
Neuberger Berman	2,315,179	1.6%	✓
ClearBridge Investments	2,231,884	1.5%	✓
Calamos Advisors	1,951,074	1.3%	
Michael Raymond Burns	1,693,356	1.2%	
Other	31,454,912	21.4%	
Total	**147,227,797**	**100.0%**	

John Malone Affiliated Shareholders

Source: Company filings, Thomson One.
Note: As of 6/10/2016.

RAINE 44

PRIVATE AND CONFIDENTIAL Luna Stock Price Performance PRELIMINARY DRAFT Since January 14, 2013 (Date of Saturn Spin-off from Liberty Media) ($ per share) Performance Time Period Luna S&P 500 30 Day 4.6% 1.6% 02/04/2016: Luna files 60 Day 4.7% (0.2%) 13D declaring it is LTM (42.2%) (0.3%) exploring a mutually 7/22/2013: Luna $45.00 beneficial combination of 25.000 refinances $450 million 10-11/3/2014: Luna in debt the two companies 06/02/2016: Vice-presents at DB and Piper Chairman discloses Jaffray TMT Conferences $40.00 Luna is seeking acquisitions 20.000 $35.00 $30.00 10/05/2015: LA Times reports Luna is in talks to 15.000 acquire Saturn $25.00 02/05/2015: Luna Share Price ($) $20.00 reports Q3 2015 results 6/11/2013: Luna 10.000 presents at 5(th) Annual 02/05/2016: Luna stock down $15.00 Film Finance Forum 27% following CEO Jon 10/24/2014: Alibaba and Feltheimer comments on lower Wanda exploring Volume (mm) expected earnings $10.00 acquisition of Luna 5.000 $5.00 - 0.000 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Volume (mm) Price Source: Capital IQ as of 6/13/2016. 45

PRIVATE AND CONFIDENTIAL Luna Research Target Prices PRELIMINARY DRAFT Analyst Targets % Premium Date Firm Valuation Methodology Multiple Year Rating Target Price Current 5/26/2016 Topeka Capital Markets LFCF Multiple 2017 Buy $40.00 88.2% 6/5/2016 Evercore ISI DCF Buy $32.00 50.6% 6/7/2016 PiperJaffray DCF Overweight $30.00 41.2% 5/27/2016 Jeffries EBITDA Multiple 2018 Buy $29.00 36.5% 6/6/2016 Barrington Research EBITDA Multiple 2017 Outperform $27.00 27.1% 5/27/2016 Macquarie EBITDA Multiple 2018 Outperform $27.00 27.1% 5/26/2016 JP Morgan P/E Multiple 2018 Overweight $26.00 22.4% 5/27/2016 Goldman Sachs Blended¹ 2017 Neutral $24.00 12.9% 5/27/2016 RBC Capital Markets EBITDA Multiple 2016/17 Sector Perform $23.00 8.2% 5/27/2016 Cowen and Company Blended² Market Perform $22.00 3.5% Average $28.00 31.8% Median $27.00 27.1% Current Trading Price $21.25 Source: Wall Street Research and Bloomberg. Current trading price as of 6/13/2016. ¹ Blended valuation methodology of 85% EBITDA Multiple and 15% M&A. ² Blended valuation methodology including DCF, P/E Multiple, EBITDA Multiple, and Sum-of-the-Parts. 46

PRIVATE AND CONFIDENTIAL Luna Management Plan vs. Wall Street Summary PRELIMINARY DRAFT ($ in millions) | Fiscal Years Ended 3/31 Management Wall Street Projections (incl. Analyst Range) 2017 $268 2017 $251 ($73) $155 ($40) $125 ($86) ($30) $106 ($26) ($33) $41 ($65) OIBDA SBC Equity Gain on Post-SBC Startup Post-SBC OIBDA SBC Equity Gain on Post-SBC Startup Post-SBC (Company Income Sales OIBDA Costs OIBDA Less (Company Income Sales OIBDA Costs OIBDA Less Definition) Startup Definition) Startup $205-$320 $55-$85 $25-$56 $0 $30 2018 $335 2018 $264 ($75) $213 ($47) $183 ($85) $136 ($30) ($23) ($20) $90 ($46) OIBDA SBC Equity Gain on Post-SBC Startup Post-SBC OIBDA SBC Equity Gain on Post-SBC Startup Post-SBC (Company Income Sales OIBDA Costs OIBDA Less (Company Income Sales OIBDA Costs OIBDA Less Definition) Startup Definition) Startup $222-$524 $58-$85 $28-$62 $0 $30 2019 2019 $348 $394 ($49) $252 $243 ($78) $268 $258 ($47) ($48) ($9) ($10) OIBDA SBC Equity Gain on Post-SBC Startup Post-SBC OIBDA SBC Equity Gain on Post-SBC Startup Post-SBC (Company Income Sales OIBDA Costs OIBDA Less (Company Income Sales OIBDA Costs OIBDA Less Definition) Startup Definition) Startup $297-$530 $62-$85 $28-$70 $0 $10 Source: Company Management, Filings, and Capital IQ as of June 13.2016. 47

PRIVATE AND CONFIDENTIAL Luna Calendar Year Financial Summary PRELIMINARY DRAFT Luna Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions) | Calendar Years Ended 12/31 Revenue Post-SBC OIBDA(1) $3,444 $3,103 $2,791 $2,753 $2,782 $2,475 $2,567 $267 $2,202 $243 $249 $223 $142 $105 $77 $65 2014A 2014A 2015A2015A 2016E 2017E 2018E 2014A 2014A 2015A2015A 2016E 2017E 2018E Number of Analysts 16 13 8 Number of Analysts 15 13 8 Capex Net Income $1,828 $1,728 $20 $1,695 $1,715 $18 $18 $211 $210 $200 $15 $15 $14 $165 $124 $107 $7 $7 $59 $38 2014A 2014A 2015A2015A 2016E 2017E 2018E 2014A 2014A 2015A2015A 2016E 2017E 2018E Number of Analysts 10 9 5 Number of Analysts 9 11 11 2016E 2017E Management Case Consensus Estimates Source: Company Management, Filings, and Capital IQ as of June 13.2016. (1)Adjusted OIBDA is post stock-based compensation and excludes equity interests. 48

PRIVATE AND CONFIDENTIAL Luna Preliminary Comparable Companies Analysis PRELIMINARY DRAFT ($ in millions, except per share values) | Calendar Years Ended 12/31 Market Valuation Growth Profile Key Metrics Valuation Metrics Stock Price¹ % 52 Week Equity Adj. Enterprise CY2016-CY2018 Post-SBC OIBDA Margin EV / Post-SBC OIBDA Net 6/13/2016 High Value Value Revenue OIBDA CY2016 CY2017 LTM CY2016 CY2017 Avg. LTM CY2016 CY2017 Avg. Pre-SBC - Consensus 2.8% 5.5% 23.7% 23.8% 9.9x 9.2x 9.1x 9.8x 16.8x 12.9x 11.8x 13.5x 2.3x Saturn - Management 26.01 55.8% 2,688 3,772 1.8% 9.1% 27.0% 28.6% 9.4 8.2 7.4 7.7 12.6 10.4 8.6 10.8 2.8x Saturn - Consensus 26.01 55.8% 2,688 3,772 1.8% 13.0% 25.2% 27.4% 9.4 8.8 8.0 8.1 12.6 10.9 8.9 10.6 2.8x Luna - Management 21.25 51.3% 3,169 2,658 1.0% 96.2% 2.4% 5.1% 68.3 41.0 18.8 32.5 64.6 51.2 40.7 50.3 20.2x Luna - Consensus 21.25 51.3% 3,169 2,658 4.1% 54.2% 4.1% 8.8% 68.3 25.4 11.0 20.6 64.6 38.3 18.6 31.4 20.2x Standalone Film Studio Dreamworks2 $ 27.12 91.2% $ 2,350 $ 2,709 16.7% 44.0% 12.1% 17.0% 21.3x 24.0x 14.8x 19.2x 18.9x 51.7x 35.2x 55.9x 2.0x Cable Networks Discovery $ 25.97 74.3% $ 16,205 $ 23,127 6.0% 5.8% 37.2% 37.3% 9.5x 9.4x 8.9x 9.3x 16.0x 12.7x 11.3x 13.0x 3.1x Scripps 62.89 91.9% 8,154 1 0,962 4.3% 4.0% 41.1% 41.0% 7.6 7.9 7.5 7.7 10.5 12.1 11.5 11.4 2.4x AMC Networks 60.05 68.9% 4,470 6,892 5.1% 4.4% 32.3% 32.2% 7.9 7.7 7.3 7.6 12.3 10.1 9.3 10.4 2.6x MSG Networks 16.58 19.3% 1,256 2,474 3.8% 4.8% 46.6% 46.6% 5.7 8.0 7.8 7.0 7.4 8.1 8.1 7.9 3.1x Cable Networks Median 4.7% 4.6% 39.1% 39.1% 7.8x 8.0x 7.7x 7.6x 11.4x 11.1x 10.3x 10.9x 2.8x Diversified Media Walt Disney $ 97.57 79.9% $ 160,709 $ 174,940 5.1% 5.6% 30.6% 30.5% 10.5x 10.1x 9.6x 10.0x 18.0x 16.7x 15.4x 16.6x 0.9x Time Warner 73.13 80.1% 58,932 7 8,111 5.4% 3.6% 28.2% 28.6% 9.7 9.5 8.8 9.3 14.8 13.6 12.0 13.4 2.7x Twenty-First Century Fox 28.91 83.3% 55,304 5 9,758 5.8% 8.1% 25.1% 25.4% 9.4 8.4 7.9 8.5 25.0 15.1 12.8 16.3 2.3x Viacom 41.24 60.2% 16,678 2 8,105 2.2% 0.5% 27.8% 29.0% 7.4 7.6 7.1 7.4 7.4 8.2 7.6 7.7 3.3x Diversified Media Median 5.3% 4.6% 28.0% 28.8% 9.6x 8.9x 8.4x 8.9x 16.4x 14.4x 12.4x 14.8x 2.5x Source: Public filings and Capital IQ as of 6/13/2016. (1)Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock. (2)Dreamworks figures as of April 29(th), 2016 prior to acquisition by Comcast. (3)Luna debt excludes production loans and only includes convertible debt that is out of the money. 49

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT VIII. Luna – Combination Analysis 50

PRIVATE AND CONFIDENTIAL

PRELIMINARY DRAFT

Preliminary Luna + Saturn - $20 Cash + 0.566 Luna Shares

Saturn Mngmt. Case & Luna Mnmgt. Case – *PENDING SATURN MANAGEMENT APPROVED CASE*

($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies

	Assuming Luna Voting Share Premium of:			
	0.0%	2.5%	5.0%	10.0%
@ Market	$32.03	$31.88	$31.74	$31.46
@ 30-Day VWAP	$32.06	$31.91	$31.77	$31.49
@ 60-Day VWAP	$31.97	$31.82	$31.68	$31.40
@ 90-Day VWAP	$31.96	$31.81	$31.67	$31.40

		$20 Cash + 0.566 Luna Shares to Low Vote Shares			
		No Luna Voting Share Prem.		10% Luna Voting Share Prem.	
	Luna @ Market	Saturn @ Luna Offer	Pro Forma Luna	Saturn @ Luna Offer	Pro Forma Luna
Low Vote Share Price	$21.25	$32.03	$21.25	$31.46	$20.25
% Premium to Market	*0.0%*	*23.1%*	*0.0%*	*21.0%*	*(4.7%)*
Equity Value	**$3,164**	**$3,381**	**$4,874**	**$3,318**	**$4,850**
Plus: Total Debt	$846	$1,120	$3,478	$1,120	$3,476
Less: Cash	(58)	(10)	(68)	(10)	(68)
Minority Interest / (Uncon. Asset)[1]	(1,177)	(25)	(1,203)	(25)	(1,203)
Total Enterprise Value	**$2,775**	**$4,466**	**$7,082**	**$4,403**	**$7,056**
Valuation & Leverage Metrics					
Enterprise Value / 2016E Post-SBC OIBDA	40.4x	9.7x	13.5x	9.6x	13.5x
Enterprise Value / 2017E Post-SBC OIBDA	18.5	8.7	10.8	8.6	10.8
2016E EPS Accretion / (Dilution)			229.7%		228.2%
2017E EPS Accretion / (Dilution)			67.7%		66.9%
Net Debt / 2016E Pre-SBC OIBDA	4.9x	2.3x	5.2x	2.3x	5.2x
Economic Ownership					
Luna	100.0%	0.0%	64.9%	0.0%	64.6%
Third Party Investor	0.0%	0.0%	10.3%	0.0%	10.7%
Saturn	0.0%	100.0%	24.8%	100.0%	24.7%

Assumes $2.0bn of cash to Saturn S/Hs and $500mm Third Party Equity Raise

Source: Management projections. Current trading price as of 6/13/2016.

Note: Assumes 6% external interest rate on new debt and 19% tax rate.

[1] Luna unconsolidated investment in Saturn valued at offer valuation. Includes $450mm NPV adjustment for Luna tax rate differential vs. US peers.

RAINE 51

PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Preliminary Luna + Saturn Liquidity Profile

Saturn Mngmt. Case & Luna Mnmgt. Case – *PENDING SATURN MANAGEMENT APPROVED CASE*

($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies

($ in millions)	2013E	2014E	2015E	2016E	2017E	2018E	2019E
Saturn Pre-SBC OIBDA	$477	$502	$462	$490	$543	$612	$633
Lunar Pre-SBC OIBDA[1]	383	337	156	161	226	281	346
Synergies	TBD	TBD	TBD	TBD	TBD	TBD	TBD
Pro Forma Pre-SBC OIBDA	**$859**	**$839**	**$618**	**$651**	**$769**	**$893**	**$979**
% Growth		*(2.4%)*	*(26.4%)*	*5.4%*	*18.0%*	*16.2%*	*9.5%*
Less: Combined Capex					($26)	($20)	($20)
Less: Combined Film & TV Inv. (Net of Amort.)					156	(13)	0
Less: NWC					(40)	(97)	(59)
Less: Other Adjustments					(46)	(17)	(2)
Unlevered Pre-Tax Cash Flows					**$812**	**$746**	**$897**
Less: PF Interest Expense (assumes 6%)					(209)	(209)	(209)
Less: Luna Standalone Cash Taxes					(11)	(12)	(14)
Less: Saturn PF Cash Taxes					--	--	--
Free Cash Flow					**$592**	**$525**	**$674**
Total Debt				**$3,478**	**3,478**	**3,478**	**3,478**
Cash				**68**	**659**	**1,184**	**1,858**
Total Debt / PF Pre-SBC OIBDA				**5.3x**	**4.5x**	**3.9x**	**3.6x**
Net Debt / PF Pre-SBC OIBDA				**5.2**	**3.7**	**2.6**	**1.7**

Requires additional diligence

Source: Management projections. Current trading price as of 6/13/2016.
Note: Assumes 6% external interest rate on new debt.
[1] Excludes equity income from affiliates and gain on sales of affiliates.

RAINE 52

PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Moody's Credit Opinion Perspectives on Luna

Perspectives on Luna Standalone

*"On April 1, 2016, Moody's **revised Luna's rating outlook to negative from stable and affirmed its Ba3 Corporate Family rating** (CFR) and the Ba3 senior secured debt rating. **The change in the company's rating outlook was driven by higher than expected debt levels** for the rating as well as **weaker than expected operating results at its Motion Pictures segment…. Elevated debt-to-EBITDA of 9.2x** (as of 12/31/2015, incorporating Moody's standard adjustments) and **high gross debt levels, weakly position the company in the Ba3** rating category.*

***Supporting the company's Ba3 CFR rating is the perceived value of Luna's assets**, particularly its film and TV library. Its assets include **its library consisting of over 16,000 motion picture titles and television episodes and programs, the company's 31.2% stake in EPIX, and its 50% ownership of Pop** (formerly referred to as TVGuide Network, now with CBS (Baa2 senior unsecured, stable outlook) as its partner)."*

Perspectives on Luna and Saturn Combination

*"Moody's believes that **a merger with Saturn would be strategically beneficial** due to the potential for collaboration between the two companies. We believe, the deal will enable Luna to leverage its production capabilities to benefit from the increasing demand for original programming and theatrical output which are important to Saturn, and thereby boost revenues and profitability for the combined entity. **The deal will also bring financial advantages to Luna as Saturn has a stronger balance sheet with low leverage of 2.5x** (Moody's adjusted), a good track record of stable profitability and generates strong annual cash flows of over $200 million. **Moody's notes that if the two companies agree to a deal, Luna could retain a "Ba" rating if management is committed to its credit ratings and the transaction is funded with stock, a moderate amount of new debt and proceeds from potential asset sales.** Moody's will continue to monitor developments during upcoming quarters as they unfold and evaluate the impact on Luna's credit profile."*

Source: Moody's Credit Opinion, Luna. April 4, 2016

RAINE 53

 PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Appendix A: Supplemental Valuation Material 54

PRIVATE AND CONFIDENTIAL Saturn / Research Summary PRELIMINARY DRAFT ($ per Share) Saturn Series A Date Firm Rating Target Price % Premium to Current 5/2/2016 CLSA Outperform $31.00 19.2% 5/1/2016 Macquarie Neutral $28.00 7.7% 4/29/2016 Pivotal Research Group Buy $32.00 23.0% 4/29/2016 Morgan Stanley Equal-weight $27.00 3.8% 4/29/2016 Evercore ISI Buy $33.00 26.9% 4/29/2016 Deutsche Bank Buy $47.00 80.7% 4/29/2016 FBN Securities Outperform $35.38 36.0% 4/29/2016 FBR & Co. Market Perform $26.00 (0.0%) 4/29/2016 Drexel Hamilton Hold $27.50 5.7% 4/28/2016 Pacific Crest Securities Sector Weight $26.00 (0.0%) Average A $31.29 20.3% Median C $29.50 13.4% Note: Current price as of 6/13/2016. Source: Wall Street Research, Capital IQ. 55

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Saturn / Luna Research Summary PRELIMINARY DRAFT ($ per Share) Saturn Series A Date Firm Rating Target Price % Premium to Current Date Firm 5/2/2016 CLSA Outperform $31.00 19.2% 6/7/2016 PiperJaffray 5/1/2016 Macquarie Neutral $28.00 7.7% 5/27/2016 Macquarie 4/29/2016 Evercore ISI Buy $33.00 26.9% 6/5/2016 Evercore ISI 4/29/2016 Pivotal Research Group Buy $32.00 23.0% 6/6/2016 Barrington Research 4/29/2016 Morgan Stanley Equal-weight $27.00 3.8% 5/27/2016 Goldman Sachs 4/29/2016 Deutsche Bank Buy $47.00 80.7% 5/27/2016 RBC Capital Markets 4/29/2016 FBN Securities Outperform $35.38 36.0% 5/27/2016 Jeffries 4/29/2016 FBR & Co. Market Perform $26.00 (0.0%) 5/27/2016 Cowen and Company 4/29/2016 Drexel Hamilton Hold $27.50 5.7% 5/26/2016 Topeka Capital Markets 4/28/2016 Pacific Crest Securities Sector Weight $26.00 (0.0%) 5/26/2016 JP Morgan Average A $31.29 20.3% B A/B Median C $29.50 13.4% D C/D Note: Current price as of 6/13/2016. Source: Wall Street Research, Capital IQ. 56

PRIVATE AND CONFIDENTIAL Saturn Preliminary WACC Analysis PRELIMINARY DRAFT ($ in millions) Fully Diluted Net Debt / Comparable Companies Levered Beta¹ Total Net Debt Equity Value Net Debt / Equity Total Cap. Tax Rate Saturn 0.951 $1,110 $2,688 41.3% 29.2% 35.0% Discovery 1.071 7,609 16,205 47.0% 32.0% 38.0% Scripps 1.008 3,495 8,154 42.9% 30.0% 38.0% AMC Networks 1.041 2,336 4,470 52.3% 34.3% 38.0% Average 1.018 $3,638 $7,879 45.9% 31.4% 37.3% Median 1.025 $2,916 $6,312 44.9% 31.0% 38.0% Market Inputs Saturn Weighted Average Cost of Capital Risk Free Rate 2.01% Saturn Debt to Capitalization¹ 28.26% Market Risk Premium 7.00% Saturn Equity to Capitalization 71.74% Size Premium 1.65% Weighted Average Cost of Debt 0.78% Weighted Average Cost of Equity 7.62% Saturn Cost of Debt Saturn WACC 8.40% Estimated Pre-Tax Cost of Debt 4.25% Tax Rate 35.00% After-Tax Cost of Debt 2.77% Saturn Cost of Equity Risk Free Rate 2.01% Unlevered Beta 0.79 Levered Beta 0.99 Market Risk Premium 7.00% Size Premium 1.65% Saturn Cost of Equity 10.62% Source: Public filings, Ibbotson, Bloomberg as of 6/13/2016. (1) Debt to capitalization based on management guided future Net Debt to OIBDA target of 2.5x. 57

PRIVATE AND CONFIDENTIAL Saturn Preliminary WACC Analysis PRELIMINARY DRAFT ($ in millions) Fully Diluted Net Debt / Comparable Companies Levered Beta¹ Total Net Debt Equity Value Net Debt / Equity Total Cap. Tax Rate Saturn 0.951 $1,110 $2,688 41.3% 29.2% 35.0% Discovery 1.071 7,609 16,205 47.0% 32.0% 38.0% Scripps 1.008 3,495 8,154 42.9% 30.0% 38.0% AMC Networks 1.041 2,336 4,470 52.3% 34.3% 38.0% Average 1.018 $3,638 $7,879 45.9% 31.4% 37.3% Median 1.025 $2,916 $6,312 44.9% 31.0% 38.0% Market Inputs Saturn Weighted Average Cost of Capital Risk Free Rate 2.01% Saturn Debt to Capitalization¹ 28.26% Market Risk Premium 7.00% Saturn Equity to Capitalization 71.74% Size Premium 1.65% Weighted Average Cost of Debt 0.78% Weighted Average Cost of Equity 7.62% Saturn Cost of Debt Saturn WACC 8.40% Estimated Pre-Tax Cost of Debt 4.25% Tax Rate 35.00% After-Tax Cost of Debt 2.77% Saturn Cost of Equity Risk Free Rate 2.01% Unlevered Beta 0.79 Levered Beta 0.99 Market Risk Premium 7.00% Size Premium 1.65% Saturn Cost of Equity 10.62% Source: Public filings, Ibbotson, Bloomberg as of 6/13/2016. (1) Debt to capitalization based on management guided future Net Debt to OIBDA target of 2.5x. 57 PRIVATE AND CONFIDENTIAL Preliminary WACC Analysis PRELIMINARY DRAFT ($ in millions) Fully Diluted Gross Debt Comparable Companies Levered Beta¹ Total Net Debt Equity Value Net Debt / Equity / Total Cap. Tax Rate Walt Disney 1.027 16,126 160,709 10.0% 9.1% 38.0% Time Warner 0.800 22,448 58,932 38.1% 27.6% 38.0% Twenty-First Century Fox 1.099 14,752 55,304 26.7% 21.1% 38.0% Viacom 1.318 12,768 16,678 76.6% 43.4% 38.0% Average Median Market Inputs Weighted Average Cost of Capital Risk Free Rate 2.01% Debt to Capitalization¹ Market Risk Premium 7.00% Equity to Capitalization Size Premium (0.32%) Weighted Average Cost of Debt Weighted Average Cost of Equity Cost of Debt WACC Estimated Pre-Tax Cost of Debt Tax Rate After-Tax Cost of Debt Cost of Equity Risk Free Rate Unlevered Beta Levered Beta Market Risk Premium Size Premium Cost of Equity Source: Public filings, Bloomberg as of 6/13/2016, Ibbotson (1) Debt to capitalization based on management guided future Net Debt to OIBDA target of between 2.50x and 2.75x 58

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Appendix B: Differential Consideration 59

PRIVATE AND CONFIDENTIAL Public Trading – Market Premium PRELIMINARY DRAFT Analysis Description An analysis of 21 companies with differential voting rights for stock classes shows that there is typically a market premium attached to stock classes with greater voting rights. Analysis Criteria - Primary and secondary listings on major US exchanges - Industry classification of media or information technology or telecommunication services (TMT) Market Premium for Vote over No-Vote(1) Market Premium for High Vote over Low Vote(2) 11.4% 14.2% 8.9% 9.4% 12.4% 13.0% 8.1% 10.0% 9.4% 8.6% 8.0% 2.3% 2.3% 2.9% 3.8% 2.0%2.3% 1.8% 1.8% 2.2% 2.2% 2.9% 2.9% 0.8% 0.6% 1.9% 1.7% 2.1% 2.2% 0.1% 0.0% 1.5% 0.4% (0.5%) (0.2%) (3.3%) (10.3%) (10.7%) (10.1%) (9.9%) (10.2%) (12.6%) (12.6%) (12.7%) (16.1%) (16.8%) (16.5%) (17.0%) Current 30day VWAP 60day VWAP Today Closing 120day VWAP 30day VWAP 60day VWAP Current 120day VWAP 30day VWAP 60day VWAP 120day VWAP Median Average High Low Screening criteria of companies in TMT sector with differential voting rights for primary and secondary listings on major US stock exchanges. (1)Vote over No-Vote companies: Google, Bel Fuse, , Discovery, Liberty Broadband, News Corporation, Radio One, Reading International, The Liberty Braves, Liberty Media, The Liberty SiriusXM Group, Twenty-First Century Fox, Viacom, Zillow (2)High Vote over Low Vote companies: Discovery Communications, Gray Television, John Wiley & Sons, Liberty TripAdvisor Holdings, QAD, Saturn Source: Capital IQ as of June 13, 2016. 60

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PRIVATE AND CONFIDENTIAL Public Trading – Market Premium Detail PRELIMINARY DRAFT Comparing Vote to No Vote Market Premium / (Discount) Current Price Vote to Non Vote Company Name High Vote No Vote Current 30day VWAP 60day VWAP 120day VWAP Alphabet Inc. $731.88 $718.27 1.9% 1.9% 2.1% 2. Bel Fuse Inc. $15.55 $17.33 (10.3%) (12.6%) (10.7%) (10. Discovery Communications, Inc. $25.97 $24.82 4.6% 4.0% 3.2% 3. Liberty Broadband Corporation $58.44 $58.99 (0.9%) 0.0% 0.1% 0. News Corporation $11.78 $11.55 2.0% 3.3% 3.6% 4. Radio One Inc. $2.82 $2.72 3.7% (1.3%) (1.6%) 0. Reading International, Inc. $12.59 $12.50 0.7% 2.4% 1.8% (1. The Liberty Braves Group $14.79 $14.50 2.0% 3.1% 3.3% 3. The Liberty Media Group $18.56 $18.12 2.4% 2.2% 2.3% 2. The Liberty SiriusXM Group $32.60 $30.75 6.0% 4.1% 4.3% 4. Twenty-First Century Fox, Inc. $28.98 $28.91 0.2% 0.8% 0.2% 0. Viacom, Inc. $45.94 $41.24 11.4% 8.9% 8.1% 9. Zillow Group, Inc. $32.62 $32.71 (0.3%) 1.6% 2.3% 3. Low Median Average High Comparing High Vote to Low Vote Market Premium / (Discount) Current Price High Vote to Low Vote Company Name High Vote Low Vote Current 30day VWAP 60day VWAP 120day VWAP Discovery Communications, Inc. $26.05 $25.97 0.3% 0.7% 0.3% 0. Gray Television, Inc. $11.05 $10.65 3.8% 12.4% 14.2% 13. John Wiley & Sons Inc. $48.50 $51.84 (6.4%) (1.4%) (1.1%) (1. Liberty TripAdvisor Holdings, Inc. $22.47 $22.65 (0.8%) 4.7% 4.6% 6. QAD Inc. $16.07 $19.15 (16.1%) (16.8%) (17.0%) (16. Saturn $25.94 $26.01 (0.3%) 1.0% (0.7%) 0. Low (16.1%) (16.8%) (17.0%) (16. Median (0.5%) 0.8% (0.2%) 0. Average (3.3%) 0.1% 0.0% 0. High 3.8% 12.4% 14.2% 13. Source: Capital IQ as of June 13, 2016 and company filings or investor relations. 61

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PRIVATE AND CONFIDENTIAL
PRELIMINARY DRAFT

Precedent Transactions - Differential Consideration

($ in millions)

Analysis Description

- Of 58 transactions with classes of stock with unequal voting since 2008, 3 transactions resulted in the high vote class receiving a premium for their shares
  - Analysis Criteria
    - All publicly announced transactions with a US or non-US public target and at least one SEC filer participant
    - Deals valued over $100 million
    - Announced since 2008
    - Target with classes of stock with unequal voting
- Plus, select additional pre-2008 transactions that resulted in differential consideration for unequal voting classes of stock

Differential Consideration Transaction Detail

			Trx. Equity	% High Vote Ownership		High Vote to Low	Total Premium Consid. as % of	
Ann. Date	Target	Acquiror	Value	Voting	Economic	Vote Premium	Total Consid.	Low Vote Consid.
Feb-13	Assisted Living Concepts, Inc.	TPG	$279	59.0%	12.6%	7.5%	0.9%	1.1%
Dec-11	Delphi Financial Group, Inc.	Tokio Marine Holdings, Inc.	2,743	49.9%	12.3%	20.1%	2.4%	2.8%
Sep-09	Affiliated Computer Services, Inc.	Xerox Corporation	6,467	41.2%	6.6%	74.2%	4.6%	5.2%
Nov-04	Robert Mondavi Corporation	Constellation Brands, Inc.	1,031	83.4%	36.9%	16.5%	5.2%	8.3%
Feb-00	SFX Entertainment	Clear Channel Communications, Inc.	3,378	28.4%	3.8%	66.7%	2.5%	2.6%
Mar-99	Century Communications Corp.	Adelphia Communications Corporation	3,597	92.3%	54.5%	9.1%	4.7%	10.9%
Jun-98	Tele-Communications Inc.[1]	AT&T Corp.	36,023	56.8%	11.6%	10.0%	1.1%	1.3%
Aug-97	SFX Broadcasting, Inc.	Capstar Broadcasting Partners Inc. / Hicks, Muse, Tate & Furst, Inc.	1,108	49.3%	8.1%	30.0%	2.4%	2.6%
Aug-96	Home Shopping Network, Inc.	Silver King Communications, Inc.	1,197	74.3%	22.4%	20.0%	4.3%	5.8%
					Low	7.5%	0.9%	1.1%
					Median	20.0%	2.5%	2.8%
					Mean	28.2%	3.1%	4.5%
					High	74.2%	5.2%	10.9%
					Satellite Offer	10.0%	0.9%	1.1%

[1] TCI Group Series A and Series B consideration (excludes TCI Ventures Group and Liberty Media Group tracking stocks).

Source: Dealpoint Data as of 6/10/2016. Public filings.

RAINE 62

PRIVATE AND CONFIDENTIAL PRELIMINARY DRAFT Appendix D: Supplemental Combination Analyses 63

PRIVATE AND CONFIDENTIAL Preliminary + Saturn – 100% Stock PRELIMINARY DRAFT Saturn Mngmt. Case & Wall Street Projections – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies $33 Fixed Offer; 10% B Premium 0.60x Exchange Offer; 10% B Premium Saturn @ @ Saturn @ Pro Forma @ Saturn @ Pro Forma Market Market Offer Market Offer Low Vote Share Price $26.01 $33.00 $31.27 % Premium to Market 0.0% 26.9% 20.2% High Vote Share Price $25.94 $36.30 $34.39 % Premium to Market 0.0% 39.9% 32.6% % Premium to A Shares (0.3%) 10.0% 10.0% TSM Share Count 103.4 104.8 104.5 Equity Value $2,688 $3,489 $3,297 Plus: Total Debt $1,120 $1,120 $1,120 Less: Cash (10) (10) (10) Plus/Less: Minority Interest / (Unconsol. Asset) (25) (25) (25) Total Enterprise Value $3,772 $4,574 $4,382 Financials 2016E Post-SBC OIBDA $460 $460 $460 2017E Post-SBC OIBDA 511 511 511 2016E Net Income $247 $247 $247 2017E Net Income 287 287 287 Valuation Enterprise Value / 2016E Post-SBC OIBDA 8.2x 9.2x 9.9x 9.2x 9.5x Enterprise Value / 2017E Post-SBC OIBDA 7.4 9.1 8.9 9.1 8.6 Equity Value / 2016E Net Income 10.9x 14.1x 13.3x Equity Value / 2017E Net Income 9.3 12.1 11.5 Accretion / (Dilution) 2016E Net Income 2017E Net Income Leverage Total Debt / 2016E Pre-SBC OIBDA 2.3x 2.3x 2.3x Net Debt / 2016E Pre-SBC OIBDA 2.3 2.3x 2.3x Economic Ownership 0.0% Saturn 100.0% Note: Prices as of 6/13/2016. 64

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PRIVATE AND CONFIDENTIAL Preliminary Luna + Saturn - $20 Cash + 0.566 Luna Shares PRELIMINARY DRAFT Saturn Mngmt. Case & Luna Mngmt. Case – PENDING SATURN MANAGEMENT APPROVED CASE ($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies $20 Cash + 0.566 Luna Shares; 10% B Premium $20 Cash Saturn Luna @ Saturn @ Saturn Equity Pro Forma Luna @ 5% Market Market 1 Lunar Offer Trx. Adj. Issuance Non-Vote Disc Low Vote Share Price $26.01 $21.25 $32.03 $20.00 $20. % Premium to Market 0.0% 0.0% 23.1% (4 High Vote Share Price $25.94 $21.25 $35.23 $22.00 $22. % Premium to Market 0.0% 0.0% 35.8% 4 % Premium to A Shares (0.3%) 0.0% 10.0% 10.0% 10 TSM Share Count 103.4 148.9 104.6 148 Equity Value $2,688 $3,164 $3,381 ($2,171) $500 $3,164 Plus: Total Debt $1,120 $846 $1,120 $2,012 ($500) Less: Cash (10) (58) (10) --Plus/Less: MI / (UA) / (NPV Tax Benefit) (25) (1,177) (25) --Less: Saturn Minority Stake -- (159) -- 159 Total Enterprise Value $3,772 $2,616 $4,466 $0 $2,618 Financials 2016E Net Income $247 $38 $247 ($92) 2017E Net Income 287 124 287 ($92) Valuation Enterprise Value / 2016E Post-SBC OIBDA 8.2x 40.4x 9.7x 40 Enterprise Value / 2017E Post-SBC OIBDA 7.4 18.5 8.7 18 Equity Value / 2016E Net Income 10.9x 82.9x 13.7x 82 Equity Value / 2017E Net Income 9.3 25.6 11.8 25 Accretion / (Dilution) 2016E Net Income 2017E Net Income Leverage Total Debt / 2016E Pre-SBC OIBDA 2.3x 5.3x 2.3x Net Debt / 2016E Pre-SBC OIBDA 2.3 4.9x 2.3x Economic Ownership 0.0% 100.0% 0.0% 64.9% 100 Third Party Investors 0.0% 0.0% 0.0% 10.3% Saturn 100.0% 0.0% 100.0% 24.8% Note: Assumes 6% external interest rate on new debt and 15% tax rate. Assumes incremental 2% tax rate on Saturn debt and 19% tax rate. Prices as of 6/13/2016. (1) Luna unconsolidated investment in Saturn valued at offer valuation. 65

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